                                                                 EXHIBIT 10.5


                      SHORELINE FINANCIAL CORPORATION
                    ANNUAL INCENTIVE COMPENSATION PLAN
                                   1998

              STATEMENT OF EXECUTIVE COMPENSATION OBJECTIVES

BUSINESS GOALS AND OBJECTIVES

            Shoreline is a "super community bank" operating in Southwestern Michigan. The Company has enjoyed good growth and has produced above average results as measured by various indices of financial performance.

            The Company identifies superior financial performance as one of its primary business objectives. Relative total return to stockholders (i.e. dividends plus market appreciation) is Shoreline's most important long-term financial objective. In this context "relative" is indicative of measurement against similar super community banking organizations.

OBLIGATION TO SHAREHOLDERS

            Shoreline's primary obligation to its shareholders is to provide a competitive "total return." However, due to factors beyond the influence of management (e.g. overall movement of the stock market, public "favor" or "disfavor" of industries within the market), relative total return to stockholders is difficult to control.

            On the other hand, return on equity, which has a high degree of correlation with stock price, especially for banks, is a factor that can be controlled by management. Based on the relationship of ROE to stock price, Shoreline focus on improving its ROE as a means by which to ensure the highest possible relative total return to shareholders.

            To attract and retain quality management talent, the Company should provide base salaries that are at the 50th percentile. Any additional compensation above and beyond the 50th percentile will be provided through the Company's annual (and long-term) incentive programs. However, above average incentives will be paid only if the Company's performance is above average.

            Finally, a corporate performance threshold should be established, below which no incentive awards would be paid. This will help contain compensation costs and prevent negative shareholder reactions to paying a bonus in a year of poor performance.

               SPECIFICATIONS FOR THE ANNUAL INCENTIVE PLAN
                                   1998

CONCEPT: An annual incentive plan for key officers of the Company. Performance objectives and award opportunities will be specified and communicated prior to the beginning of each plan year (the calendar year).

PURPOSE: The primary purpose of the Plan is to reward the outstanding performance of key officers. Specific objectives include:

               -    reward executives for achieving specific predetermined goals

               -    motivate participants to work more effectively

               - focus the attention of officers and key managers on items of major importance to their lines of business

               PLAN GOVERNANCE: The Organization, Compensation, Stock Option Committee (OCS) will be responsible for the governance of the Plan. The OCS will be responsible for final determination of eligibility, participation, award opportunity and earned awards under the Plan. The determination of the OCS shall be conclusive and binding on all participants.

ELIGIBILITY:   The OCS has determined the following individuals to be
               eligible for participation in the Plan in 1998:

               Dan L. Smith               Chairman, CEO & President
               Richard D. Bailey          Executive Vice President
               Robert K. Burch            Executive Vice President
               Wayne R. Koebel            Executive Vice President, CFO
               James R. Milroy            Executive Vice President, Cashier
               Hilda Banyon               First Vice President, Human Resources
               Joseph Calvaruso           Senior Vice President, Loan Administration
               Michael Doherty            First Vice President, Commercial Loans
               Gary Dolezan               Senior Vice President, Mortgage Loans
               Ken Johnson                Vice President, Regional Manager
               Al Newcomb                 Vice President, Operations
               Ron Sonneman               Senior Vice President, Trust
               Gary Teske                 Vice President, Consumer Loans
               Eileen Toney               Vice President, Regional Manager

PARTICIPATION: Each individual's participation in the Plan will be subject to annual approval by the OCS.

PERFORMANCE
ASSESSMENT:    Performance will be assessed at three levels:

               -   corporate
               -   business unit (or position function)
               -   individual

               The weighting of each level of assessment for each participant will be approved annually by the OCS. For 1998, levels of assessment for eligible participants are as follows:

PARTICIPANT                CORPORATE      BUSINESS UNIT     INDIVIDUAL
-----------                ---------      -------------     ----------
Smith                         100%             ---              ---
Bailey                         60%             30%              10%
Burch                          60%             30%              10%
Koebel                         60%             30%              10%
Milroy                         60%             30%              10%
Banyon                         60%             30%              10%
Calvaruso                      60%             30%              10%
Doherty                        50%             40%              10%
Dolezan                        50%             40%              10%
Johnson                        50%             40%              10%
Newcomb                        60%             30%              10%
Sonneman                       50%             40%              10%
Teske                          50%             40%              10%
Toney                          50%             40%              10%

AWARD
DETERMINATION: At the beginning of each plan year, a target award will be established for each participant. Target awards are expressed as a percent of annual base pay.

               Target awards for participants in the 1998 Plan are:

               Smith          50%            Newcomb        27%
               Bailey         40%            Sonneman       27%
               Burch          40%            Banyon         10%
               Koebel         40%            Doherty        10%
               Milroy         40%            Johnson        10%
               Calvaruso      27%            Teske          10%
               Dolezan        27%            Toney          10%

               Performance factors (goals) will be established at the beginning of each plan year. The corporate performance factor will be established by the Chief Executive Officer and approved by the OCS.

               Business unit (or position function) and individual performance factors will be established and discussed and agreed to by each participant at the beginning of each plan year.

               These corporate, business unit (or position function), and individual performance factors (goals) will be used by the Chief Executive Officer and the OCS for assessing corporate, business unit (or position function) and individual results under the Plan.

               During the plan year, at least one mid-year review will be conducted with participants to assess progress toward corporate, business unit (or position function) and individual objectives.

               At the end of each plan, the Chief Executive Officer and the OCS assess corporate, business unit (or position function) and individual results using the performance factors set at the beginning of the year.

               The award payable to each participant will be the total of the three performance assessments. An illustration follows:

               ILLUSTRATION:

               COMPONENT        WEIGHTING         ASSESSMENT       FACTOR
               ---------        ---------         ----------       ------
               Corporate            50%              100%           50%
               Business Unit        40%               90%           36%
               Individual           10%              110%           11%
                                                                    ---
                       Total                                        97%
                                                                    ===
               Base Pay         $70,000
               Target               25%

               Award Earned:
               $70,000 x 25% (Target) x 97% (Weighted Score) = $16,975

MINIMUM LEVEL
OF CORPORATE
PERFORMANCE:   The OCS will specify a minimum level of corporate performance below which no award will be paid for the applicable plan year.

MAXIMUM AWARD: A cap will be placed on individual awards payable to participants. Even when performance exceeds predetermined levels, no individual's total award will exceed 150% of target.

               NOTE: As 1998 is the first year of the plan, an initial cap of 125% will be used.

VESTING OF
AWARDS: Awards under the Plan will vest as of the last day of each plan year. Participants who leave the employ of the Company during a plan year forfeit any rights to an award for that year. The OCS may, in its sole discretion, make a partial award to a participant who leaves the employ of the Company during a plan year due to death, total and permanent disability, or retirement.

PAYMENT OF
AWARDS: The payment of awards will be made as soon as practicable after the Chief Executive Officer and the OCS complete their assessment of performance and approve individual awards.

TERMS OF
EMPLOYMENT:    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participant's employment at any time, nor confer on any participant any right to continue in the employ of the Company.
                                        -5-